Exhibit 99.2
Unaudited Condensed Interim Consolidated Statements of Operations
for the periods ended September 30, 2024 and 2023

(In thousands of USD)	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023	Note no.
Revenue	149,376	148,240	428,482	430,419	10
Cost of revenue	(85,950)	(79,094)	(241,712)	(229,234)	11
Sales and marketing expenses	(24,319)	(24,186)	(85,554)	(79,048)	11
Technology and development expenses	(6,572)	(5,142)	(28,781)	(17,314)	11
General and administrative expenses	(9,002)	(9,474)	(41,987)	(29,192)	11
Profit from operations	23,533	30,345	30,448	75,631
Finance costs	(532)	(133)	(1,060)	(821)	13
Other financial income and (expenses)	20,529	7,840	12,431	11,259	13
Profit before tax	43,530	38,052	41,819	86,069
Income tax expense	(10,597)	(8,835)	(22,113)	(23,485)	14
Profit for the period	32,933	29,217	19,705	62,584

The accompanying notes are an integral part of these Unaudited Condensed Interim Consolidated Financial Statements.

Unaudited Condensed Interim Consolidated Statements of Comprehensive Income
for the periods ended September 30, 2024 and 2023

(In thousands of USD)	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
PROFIT / LOSS FOR THE PERIOD	32,933	29,217	19,705	62,584
Items that may not be reclassified to profit or loss
Actuarial gain	—	—	—	—
Items that may be reclassified subsequently to profit or loss
Foreign exchange differences on translation of foreign operations	22,013	(11,626)	5,724	(4,427)
TOTAL COMPREHENSIVE INCOME / (LOSS) FOR THE PERIOD	54,946	17,591	25,430	58,157
Attributable to the equity holders of the company	54,946	17,591	25,430	58,157
Attributable to the non-controlling interests	—	—	—	—

The accompanying notes are an integral part of these Unaudited Condensed Interim Consolidated Financial Statements.

Unaudited Condensed Interim Consolidated Balance Sheets
as of September 30, 2024 and December 31, 2023

(In thousands of USD)	As of September 30, 2024	As of December 31, 2023	Note no.
ASSETS
Goodwill	37,013	36,597	4
Intangible assets	21,692	21,902
Right-of-use assets	14,831	13,215
Property, plant and equipment	4,287	4,437
Financial assets	2,598	467,631	5
Deferred tax assets	11,383	13,362
Non-current assets	91,803	557,145
Trade receivables	210,267	291,024	2 - 4
Other receivables	43,863	35,790
Financial assets	574,158	35	5
Cash and cash equivalents	64,597	90,441
Current assets	892,885	417,290
TOTAL ASSETS	984,687	974,435

(In thousands of USD)	As of September 30, 2024	As of December 31, 2023	Note no.
EQUITY AND LIABILITIES
Share capital	17,379	17,379	6
Share premium	99,178	99,178	6
Retained earnings	698,856	651,062	6
Reserves	(29,107)	(34,832)	6
Equity attributable to owners of the company	786,305	732,787	6
Total Equity	786,305	732,787
Long term borrowings	21	7
Lease liabilities	12,363	12,074	8
Non-current provisions	1,882	1,909	7
Deferred tax liabilities	1,484	1,223
Other non-current liabilities	4	4
Non-current liabilities	15,754	15,217
Trade and other payables	121,229	156,045	2 - 4
Short-term borrowings	16,855	2,725	8
Lease liabilities	5,450	4,150	8
Current tax liabilities	2,653	15,047
Contract liabilities	2,871	4,593
Other current liabilities	33,570	43,872
Current liabilities	182,627	226,431
TOTAL EQUITY AND LIABILITIES	984,687	974,435

The accompanying notes are an integral part of these Unaudited Condensed Interim Consolidated Financial Statements.

Unaudited Condensed Interim Consolidated Statements of Changes in Equity
as of September 30, 2024 and 2023

(In thousands of USD)	Share capital	Share premium	Retained earnings	Reserves		Group interest	Non- controlling interests	Total of equity
				Employee benefits	Foreign currency translation reserve
Balance as at January 01, 2023	17,379	99,178	536,956	(635)	(49,849)	603,028	—	603,028
Profit for the period	—	—	62,584	—	—	62,584	—	62,584
Other comprehensive income	—	—	—	—	(4,427)	(4,427)	—	(4,427)
Comprehensive income for the period	—	—	62,584	—	(4,427)	58,157	—	58,157
Other	—	—	1	—	—	1	—	1
Balance as at September 30, 2023	17,379	99,178	599,542	(635)	(54,276)	661,187	—	661,187

(In thousands of USD)	Share capital	Share premium	Retained earnings	Reserves		Group interest	Non- controlling interests	Total of equity
				Employee benefits	Foreign currency translation reserve
Balance as at January 01, 2024	17,379	99,178	651,062	(1,182)	(33,650)	732,787	—	732,787
Profit for the period	—	—	19,706	—	—	19,706	—	19,706
Other comprehensive income	—	—	—	—	5,724	5,724	—	5,724
Comprehensive income for the period	—	—	19,706	—	5,724	25,430	—	25,430
Share-Based compensation	—	—	28,089	—	—	28,089	—	28,089
Other	—	—	—	—	—	—	—	—
Balance as at September 30, 2024	17,379	99,178	698,856	(1,182)	(27,925)	786,305	—	786,305

The accompanying notes are an integral part of these Unaudited Condensed Interim Consolidated Financial Statements.

Unaudited Condensed Interim Consolidated Statements of Cash Flows
for the periods ended September 30, 2024 and 2023

(in thousands of USD)	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Profit for the period	19,706	62,584
Adjustments for:
Amortization of intangible assets	8,685	7,593
Depreciation of right-of-use assets	4,116	3,899
Amortization of tangible assets	1,122	1,244
Impairment losses, net of reversals, on financial assets	1,530	105
Depreciation on Trade receivables	(487)	(1,253)
Provisions booked to liabilities	(3)	—
Foreign exchange loss on advances granted	2,304	(5,366)
Share-Based compensation	28,089	—
Gain sale of property, plant and equipment	28	—
Income tax expense	22,113	23,485
Finance (cost) / income	(17,545)	(7,953)
Tax paid	(39,822)	(41,300)
Changes in working capital:	32,285	41,466
Effect of change in Trade receivables	80,463	76,530
Effect of change in Other receivables	(489)	1,385
Effect of change in Trade and other payables	(34,719)	(30,462)
Effect of change in Contract liabilities	(1,663)	177
Effect of change in Other liabilities	(11,307)	(6,165)
CASH FLOW FROM OPERATING ACTIVITIES	62,121	84,503
Acquisition of assets	(9,194)	(10,235)
Increase in loans and advances granted	(86,440)	(93,176)
CASH FLOW FROM INVESTING ACTIVITIES	(95,635)	(103,411)
Increase in borrowings	13,762	21,973
Decrease in borrowings	(53)	(10,060)
Decrease in lease payments	(4,161)	(3,813)
Net Financial interest	(1,054)	(821)
CASH FLOW FROM FINANCING ACTIVITIES	8,495	7,282
CHANGE IN CASH AND CASH EQUIVALENTS	(25,020)	(11,627)
Cash and cash equivalents on opening	90,441	93,574
Cash and cash equivalents at closing	64,597	81,182
Effect of exchange-rate changes	(825)	(766)

The accompanying notes are an integral part of these Unaudited Condensed Interim Consolidated Financial Statements.

Notes to the Unaudited Condensed Interim Consolidated Financial Statements
as of and for the three and nine-month periods ended September 30, 2024
(Expressed in thousands of US Dollars, except as otherwise noted)
1 About the Teads group
Teads SA (the “Company”) is the parent company of the Teads group (the “Group”). The Company was incorporated under Luxembourg laws in 2006, with its registered office located at 5, rue de la Boucherie, L-1247 Luxembourg, Grand Duchy of Luxembourg.
The Group operates a cloud-based, end-to-end technology platform that enables programmatic advertising for the Open Web. Teads’ platform powers a global, curated ecosystem connecting quality advertisers and agencies with quality publishers. As an end-to-end platform, the Group built deep partnerships with both the demand and supply sides of digital advertising. For advertisers, its platform offers a single access point to buy the inventory of many of the world’s best publishers. Through exclusive partnerships with these premium publishers, the Group enables advertisers to reach 2.0 billion monthly unique users, while improving the efficiency, quality and cost of digital ad transactions. The Group provides the technology required to monetize publishers' most valuable ad inventory programmatically. By connecting both sides through its integrated platform, known as the Teads Global Media Platform, the Group solves the digital, programmatic advertising industry’s most significant problems related to fragmentation inefficiencies, inflated digital advertising costs and quality and scale of inventory.
The Group operates in 33 countries, located in European countries, the United States of America, Canada, South America, Asia, Middle East, and Africa.
2 Accounting policies
2.1 Basis of preparation
The unaudited condensed interim consolidated financial statements of the Group as of September 30, 2024 and for the three and nine-month periods then ended (the “Unaudited Condensed Interim Consolidated Financial Statements”) were approved by the Board of Directors of the Company (the “Board of Directors”) and authorized for issue on November 21, 2024.
The Unaudited Condensed Interim Consolidated Financial Statements are presented in thousands of United States Dollars (USD), except as otherwise stated, and have been prepared in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting. They should be read in conjunction with the annual consolidated financial statements of the Group and the notes thereto as of and for the year ended December 31, 2023, which were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the IASB (the “annual consolidated financial statements”).
The accounting policies applied for the Unaudited Condensed Interim Consolidated Financial Statements do not differ from those applied in the annual consolidated financial statements, except for the adoption of new standards effective as of January 1, 2024.
These Unaudited Condensed Interim Consolidated Financial Statements have been prepared on a going concern basis.
2.2 Application of new and revised International Financial Reporting Standards (IFRSs)
2.2.1 Standards applicable for the reporting period
The following standards have mandatory application for periods beginning on or after January 1, 2024 as described in note 1.3.2 to the annual consolidated financial statements:
•	Supplier Finance Arrangements (Amendments to IAS 7 and IFRS 7), effective on or after January 1, 2024;
•	Amendments in Classification of Liabilities as Current or Non-Current (Amendments to IAS 1), effective on or after January 1, 2024;
•	Non-current Liabilities with Covenants (Amendments to IAS 1), effective on or after January 1, 2024; and
•	Amendments to IFRS 16 Lease Liability in a Sale and Leaseback, effective on or after January 1, 2024.
The application of these amendments had no material impact on the amounts recognised and on the disclosures in the Unaudited Condensed Interim Consolidated Financial Statements.

As of September 30, 2024, the Company has continued to work on the Pillar Two assessment. The preliminary view of the Group is that many of the jurisdictions where it operates should benefit from the transitional Country by Country Reporting Safe Harbor and no material operations have been identified to have current domestic corporate tax rate below 15 percent. Therefore, for these Unaudited Condensed Interim Consolidated Financial Statements, the impact of the global minimum tax is assessed to be limited on both the Company’s effective tax rate and the income tax expense in the nine-month period ended September 30, 2024. The Company is continuously assessing the impact of the Pillar Two corporate income tax legislation.
2.2.2 Standards and interpretations not applicable as of the reporting date
The Group has not early adopted the following standards and interpretations, for which application is not mandatory for the period starting on January 1, 2024 and that may impact the amounts reported:
•	Amendments to IFRS 10 and IAS 28 Sale or Contribution of Assets between an Investor and its Associate or Joint Venture, effective date of the amendments has not yet been determined by the IASB;
•	Amendments to IAS 21: Lack of Exchangeability, effective on or after January 1, 2025;
•	IFRS 18 Presentation and disclosure in Financial Statements, not yet adopted in the European Union;
•	Amendments to IFRS 1, IFRS 7, IFRS 9, IFRS 10 and IAS 7 based on Annual Improvements to IFRS Accounting Standards — Volume 11 issued by the IASB, effective on or after January 1, 2026; and
•	Amendment to the classification and measurement of financial instruments - Amendment to IFRS 9 and IFRS 7, effective on January 1, 2026.
The Board of Directors anticipates that the application of those amendments will not have a material impact on the amounts recognized in the Unaudited Condensed Interim Consolidated Financial Statements.
2.3 Significant accounting judgments and estimates
In the application of the Group’s accounting policies, the Board of Directors is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not clear from other sources. The estimates and associated assumptions are based on historical experience and other factors that are relevant. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
These judgments and estimates relate principally to the deferred taxes, right-of-use assets, lease liabilities and Expected Credit Losses (ECL).
As of September 30, 2024, there were no changes in the key areas of judgements and estimates.
2.4 Seasonality
The Company’s operation is subject to seasonal fluctuations. Therefore, higher revenue and operating results are usually expected in the fourth quarter, due to the seasonal nature of the Company’s segment and the spending patterns of the customers. This information is provided to allow for a better understanding of the results. However, management has concluded that this is not “highly seasonal”.
Given the above, the Company experienced a decrease between December 31, 2023 and September 30, 2024 in the trade receivables and trade payables, as a result of the lower activity in the nine-month period ended September 30, 2024.
3 Significant events
Change in scope
The Group incorporated a new entity (Teads Arabia for Advertising) in March 2024. This entity is fully owned by the Group.
There were no other significant events or transactions that occurred during the nine-month period ended September 30, 2024, which impacted the scope of consolidation compared to that presented in the annual consolidated financial statements.

Disposal of Teads group
Outbrain Inc. and Altice Teads S.A. signed a share purchase agreement (SPA) on August 1, 2024. Outbrain Inc. will acquire the Group in an approximately USD 1 billion transaction, consisting of USD 725,000 upfront cash and USD 25,000 deferred cash, 35 million shares of common stock of Outbrain Inc., and USD 105,000 of convertible preferred equity. The transaction is expected to be completed in the first quarter of 2025 and is subject to certain closing conditions, including the receipt of Outbrain stockholder and regulatory approvals.
The Group is currently assessing the financial impacts of the closing of the acquisition. These impacts should include, among others, the settlement of the advances payments made to Altice Teads S.A., under the cash management agreement described in Note 15.
With respect to the evaluation of the Expected Credit Loss (ECL), please refer to Note 13.
With respect to the valuation and accounting of the PSAR plan, please refer to Note 11.
4 Goodwill
The change in goodwill from December 31, 2023 to September 30, 2024 consists of the following:

(In thousands of USD)	As of December 31, 2023	Exchange adjustments	As of September 30, 2024
Goodwill	36,597	416	37,013

Goodwill is reviewed at the level of the unique CGU annually for impairment and whenever changes in circumstances indicate that its carrying amount may not be recoverable. Goodwill was tested at the CGU level for impairment as of December 31, 2023, based on the recoverable amount estimated through its value in use. No impairment indicator was identified for the nine-month period ended September 30, 2024 and therefore, no updated impairment testing was performed, nor any impairment recorded, for the nine-month period ended September 30, 2024.
5 Financial assets
The main variation in the financial assets is an addition of USD 86,440 on the advance payments made to Altice Teads S.A. (the sole shareholder of the Company) under the cash management agreement. The interest rates decreased by 42 basis points for the SOFR and by 47 basis points for the ESTER Euribor overnight for the nine-month period ended September 30, 2024. Two new interest rates (SONIA and SARON) were added for the nine-month period ended September 30, 2024.
In the perspective of the pre-closing legal restructuring operations (refer to note 3), the advance payments are expected to be settled and thus the Company reclassified the non-current financial assets to current financial assets as of September 30, 2024.
6 Equity attributable to owner of the Company
As of September 30, 2024, the share capital comprised 1,250,327,500 fully paid-up shares, with a par value of €0,01, representing €12,503,275 (USD 17,379). The share premium was €74,263,353 (USD 99,178), which was the result of various capital increases and acquisitions since the creation of the Company.
7 Non-current provisions
Non-current provisions can be broken down as follows:

(In thousands of USD)	As of December 31, 2023	Additions	Reversals	Foreign exchange adjustments	As of September 30, 2024
Provisions for pensions	1,593	—	—	18	1,612
Provisions for litigations	288	—	(3)	(42)	242
Other provisions for charges	28	—	—	(0)	28
TOTAL	1,909	—	(3)	(24)	1,882

8 Financial debt
8.1 Reconciliation of liabilities arising from financing activities
The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows will be classified in the Company’s unaudited condensed interim consolidated statements of cash flows from financing activities.

(In thousands of USD)	As of December 31, 2023	Additions	Payments	Reclassification	Reversal	Foreign exchange adjustments	As of September 30, 2024
Other loans and similar debts	7	—	—	(16)	—	31	21
Lease liabilities	12,074	5,564	—	(5,375)	(30)	131	12,363
NON-CURRENT	12,080	5,564	—	(5,391)	(30)	162	12,385
Bank loans (cash liability)	166	—	(35)	—	—	(0)	131
Lease liabilities	4,150	—	(4,161)	5,375	—	85	5,450
Bank loans and overdrafts (debts)	2,559	13,762	—	—	—	398	16,718
Interest accrued on loans	—	6	—	—	—	—	6
CURRENT	6,875	13,767	(4,195)	5,375	—	483	22,305

8.2 Borrowings by maturity

(In thousands of USD)	As of September 30, 2024	Less than one year	Between 1 year and 5 years	More than 5 years
Loans and debts with lending institutions	(9)	—	(9)	—
Lease liabilities	17,813	5,450	12,363	—
Bank loans (cash liability)	16,850	16,850	—	—
Other loans and similar debts	36	—	36	—
TOTAL	34,689	22,299	12,390	—

8.3 Borrowings by type of currency and rate

(In thousands of USD)	As of September 30, 2024	Euro	US dollar	Pound Sterling	Other
Loans and debts with lending institutions	(9)	(9)	—	—	—
Lease liabilities	17,813	3,099	8,824	1,550	4,340
Bank loans (cash liability)	16,850	16,725	124	—	—
Other loans and similar debts	36	36	—	—	—
TOTAL	34,689	19,851	8,948	1,550	4,340

(In thousands of USD)	As of September 30, 2024	Fixed rate	Variable rate
Loans and debts with lending institutions	(9)	—	(9)
Lease liabilities	17,813	17,813	—
Bank loans (cash liability)	16,850	—	16,850
Other loans and similar debts	36	36	—
TOTAL	34,689	17,849	16,841

9 Categories and fair value of financial assets and liabilities
As at September 30, 2024, all assets and liabilities were recorded at amortized cost with their carrying amount being equal to their amortized cost. Similarly, to the position as at December 31, 2023, no assets nor liabilities were recorded as at September 30, 2024 at fair value.

10 Segment information
•	Reportable segments
Segment information reported is built on the basis of internal management data used for performance analysis of businesses and for the allocation of resources (management approach). An operating segment is a component of the Group for which separate financial information is available that is evaluated regularly by the Group’s chief operating decision-maker in deciding how to allocate resources and assessing performance.
The Group’s chief operating decision-maker (CODM) is the CEO, the co-CEO, the CFO and Altice’s management. The CODM reviews consolidated data for revenue and Adjusted EBITDA (earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, restructuring costs, and deal costs) for the purposes of allocating resources and evaluating financial performance.
The Group has concluded that its operations constitute one operating and reportable segment.
•	Geographical information
The Group’s revenue from external customers and information about its segment assets (non-current assets and current assets consider the total amount of financial assets, which is monitored by the CODM) by geographical location is detailed below:

(In thousands of USD)	Revenue from external customers				Non-current and current assets
	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023	As of September 30, 2024	As of December 31, 2023
North America	58,117	58,257	151,817	165,552	49,270	37,792
United States of America	52,083	52,777	136,658	149,870	49,270	37,773
Other countries	6,033	5,480	15,159	15,682	—	19

EMEA (Europe Middle East Africa)	65,731	64,035	206,216	194,036	499,324	407,307
United Kingdom	15,324	15,742	44,994	42,345	43,209	33,124
France	15,018	15,270	54,178	48,866	373,737	328,348
Germany	4,653	4,090	13,053	13,530	922	990
Switzerland	9,196	13,566	25,774	41,152	28,101	17,408
Italy	7,450	7,589	25,326	24,989	31,354	17,450
Spain	3,406	3,618	10,064	11,773	12,417	10,895
Other countries	10,685	4,160	32,827	11,381	9,585	(909)
South America	8,087	9,503	22,484	26,052	5,019	2,023
Asia Pacific	17,440	16,444	47,965	44,779	27,751	20,509
TOTAL	149,376	148,240	428,482	430,419	581,364	467,631

11 Share-based compensation
In October 2023, the Board of directors of Altice Teads S.A., the parent company of the Company, adopted a Phantom Stock Appreciation Right Plan (“PSAR Plan”) for certain managers of the Group. The PSAR Plan gives to its beneficiaries awards, which represent a right to receive a value equal to the excess of the fair market value over the base price of a specific number of Company’s shares, subject to the terms and conditions of the PSAR Plan.
The valuation at the grant date was performed based on a Monte Carlo model. Monte Carlo numerical models determine fair value through estimating the present value of the awards’ payoffs as derived from a large number of risk-neutral expected share prices over the life of the awards. The total value of the PSAR Plan is estimated to amount to USD 84,098.
The main assumptions of the model are described below:
•	Volatility was estimated from the annual equity volatility of a sample of listed companies reasonably comparable to Teads - 50%
•
Risk-free rates were derived from yields observed for German government bonds (constant maturity) as of October 13, 2023, for the maturity corresponding to each exercise date between December 2024 and December 2031.

The number of awards granted to the beneficiaries of the PSAR Plan are 99.3 million at the grant date and as at September 30, 2024.
With respect to the valuation and accounting of the PSAR plan, following the signature of the SPA on August 1, 2024, it is expected that the plan will be terminated at the closing date, and the vested awards will be cash-settled. As a consequence, the plan was reclassified from an equity-settled plan to a cash-settled plan and the Company recognized a share-based payments expense until August 1, 2024. In addition, based on the estimation of the amount of the cash settlement at the closing date, the Company did not record any liability related to the PSAR plan and recorded a reversal of the social charges recorded until August 1, 2024.
For the period ended September 30, 2024, the Company recorded an expense against shareholders' equity for an amount of USD 28,089.

(In thousands of USD)	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Cost of revenue	(307)	—	2,626	—
Sales and marketing expenses	(909)	—	7,776	—
Technology and development expenses	(658)	—	5,629	—
General and administrative expenses	(1,409)	—	12,058	—
TOTAL	(3,284)	—	28,089	—

12 Other expenses
For the periods ended September 30, 2024, and September 30, 2023, other operating expenses amounted to USD 2,160 and USD 3,934 respectively. These other operating expenses have been allocated to the operating expenses (Sales and marketing, Technology and development, General and administrative) based on their destination.
Other expenses for the period ended September 30, 2023 are composed of some merger and acquisition costs related to transactions not completed in 2022. The other expenses for the period ended September 30, 2024 are composed of some severances and merger and acquisition costs.
13 Finance costs and Other financial income and (expenses)
The breakdown of financial income is presented in the following table:

(In thousands of USD)	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Interest expense on loans	(240)	91	(247)	(165)
Interest expense on lease liabilities	(292)	(224)	(813)	(656)
Finance costs	(532)	(133)	(1,060)	(821)
Foreign exchange gains	(3,019)	43,316	22,253	48,431
Foreign exchange losses	(4,380)	(41,258)	(26,196)	(50,928)
Other financial income	6,108	5,821	17,903	13,861
Expected credit loss (ECL)	21,820	(40)	(1,530)	(105)
Other financial income and (expenses)	20,529	7,840	12,431	11,259
TOTAL Finance costs and Other financial income and (expenses)	19,997	7,707	11,371	10,438

Other financial income is mainly composed by the interest income from the advance payments made to Altice Teads S.A. under the cash management agreement.
Other financial expense is mainly composed of the additional ECL provision recorded in the three and nine-month period as of September 30, 2024, which is mainly resulting from the downgrade of rating from the counterpart. This ECL has been computed by taking into account different scenarios of recovery, weighted in accordance with their probability of occurrence.
With respect to the evaluation of the ECL provision, following the signature of the SPA on August 1, 2024 (please refer to Note 3), the Company has revised the assumptions related to the evaluation of the provision and as a result, the ECL provision was reduced during the third quarter 2024.

14 Taxation

(In thousands of USD)	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Profit for the period	19,706	62,584
Tax expense [(-) charges / (+) income]	(22,113)	(23,485)
Profit before tax	41,819	86,069
	52.88%	27.29%

The Group is required to use an estimated annual effective tax rate to measure the income tax benefit or expense recognized in an interim period. The Group recorded a charge tax expense of USD 22.1 million for the nine-month period ended September 30, 2024, compared to a tax expense of USD 23.5 million for the nine-month period ended September 30, 2023, reflecting an effective tax rate of 27.29%. The increase of the effective tax rate is mainly explained by the impact of the share-based compensation for an amount of USD 28,089. Without the impact of share-based payment, the effective tax rate would be 31.63%.
15 Transactions with related parties
15.1 Cash agreement
On September 23, 2019, Teads France S.A.S, Teads Ltd., Teads Inc., Teads Italia S.r.l. and Teads Espana SLU signed a cash management agreement with Altice Teads S.A., with effect as of April 1, 2018, to establish a cash management system to avoid retaining costly financial fixed assets and to promote the coordinated and optimal use of surplus cash or to cover cash requirements globally among themselves for an unlimited period of time. The Company, Teads Japan K.K., Teads Deutschland Gmbh, Teads Latam LLC, Teads Middle East FZ-LLC, Teads Singapore Pte Ltd, Teads Schweiz GmbH, Teads Mexico SA de CV, Teads Australia Pty Ltd and Teads NL B.V. subsequently adhered to this cash management agreement. For the nine-month periods ended September 30, 2024 and September 30, 2023, the amounts lent to Altice Teads S.A. by the Group were USD 86,440 and USD 93,176, respectively.
15.2 Partnership with a4 Media
Teads Inc. has a partnership with a4 Media, LLC for the U.S., acting as an agent in the U.S. and Teads Espana SLU has an agreement with MEO - Serviços de Comunicaçoes e Multimedia, S.A. covering the Portuguese market. SFR S.A. is a customer of Teads France S.A.S.
16 Commitments given or received
16.1 Commitments given
The Group signed contracts with premium publishers and TV manufacturers with commitment to have access to their inventory in the third quarter of 2024 and onwards. The total committed amount reached USD 98,462 as of September 30, 2024 (compared to USD 122,099 as of December 31, 2023).
16.2 Commitments received
In 2023 and onwards, an overdraft with HSBC was granted to Teads France S.A.S for a total amount of USD 16,743. An amount of USD 16,718 was drawn at September 30, 2024.
17 Post-balance sheet events
There was no event subsequent to the balance sheet date that had an impact on these Unaudited Condensed Interim Consolidated Financial Statements.